Exhibit 99.1

Clipper Realty Inc. Announces Third Quarter 2025 Results

NEW YORK, November 13, 2025 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended September 30, 2025.

Highlights for the Three Months Ended September 30, 2025

●

Results reflect August and September initial lease-up at the Dean Street residential property (“Prospect House”), the August 23, 2025 termination of New York City lease at the 250 Livingston Street commercial property as previously disclosed, and the May 2025 sale of the 10 West 65th Street property.

●	Quarterly revenues of $37.7 million for the third quarter of 2025
●	Quarterly income from operations of $8.9 million for the third quarter of 2025 vs $10.8 last year
●	Net operating income (“NOI”)[1] of $20.8 million for the third quarter of 2025 vs $21.8 million last year
●	Quarterly net loss of $4.6 million for the third quarter of 2025 vs $1.1 million last year
●	Adjusted funds from operations (“AFFO”)[1] of $5.6 million for the third quarter of 2025 vs $7.8 million last year
●	Declared a dividend of $0.095 per share for the third quarter of 2025

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“For the quarter, the Company’s residential properties continued to have high occupancy and strong renter demand and we brought online our new Prospect House property at 953 Dean Street in Brooklyn, NY. For all our properties, new leases exceeded previous rents by nearly 14% and renewals by over 6%. At our Flatbush Gardens property, we continue to achieve high rental recoveries from the Article 11 agreement with New York City and make the committed capital improvements. The Prospect House ground up development is now in its initial lease up phase and progressing well having completed construction and achieved lower cost bridge financing last quarter. At the 250 Livingston Street commercial property, our New York City tenant vacated as announced in mid-August and we continue to actively seek solutions. At our nearby 141 Livingston Street property, we have agreed to a five-year lease renewal with New York City and continue to work with our lender to get consent.

Financial Results for the Three Months Ended September 30, 2025

Third quarter 2025 results reflect the August commencement of operations at the Prospect House residential property, the mid-August cessation of revenue from the New York City lease at the 250 Livingston Street property and absence of revenue and expense from the 10 West 65th Street residential property sold in the second quarter of 2025. The Prospect House property is in initial lease-up and generated limited initial revenue but fully loaded expenses, including interest, debt cost amortization and depreciation expense.

For the third quarter of 2025, revenues were $37.7 million as compared to revenue of $37.6 million during the third quarter of 2024. Residential revenue increased by $1.9 million (6.9%), or $2.4 million (9.0%) on a same-store basis excluding the Prospect House and 10 West 65th Street properties described above, due to increases in rental rates at all other residential properties in 2025. Commercial revenue decreased by $1.8 million in the third quarter of 2025 due to the above-mentioned mid August termination of the New York City lease at the 250 Livingston Street property.

For the third quarter of 2025, net loss was $5.6 million ($0.14 per share) compared to net loss of $1.1 million ($0.05 per share) for the third quarter of 2024. The greater net loss as compared to last year was primarily due the Prospect House, 250 Livington Street and 10 West Street properties discussed above partially offset by improved results at our other properties. These included substantially increased residential revenues partially offset by higher rent collection and payroll costs at the Flatbush Gardens property, increased real estate taxes, insurance and depreciation expense at all properties and higher general and administrative expense due to higher amortization of stock-based executive compensation.

For the third quarter of 2025, AFFO was $5.6 million, or $0.13 per share, compared to $7.8 million, or $0.18 per share, for the third quarter of 2024. The decrease was primarily due to the reasons for the net loss discussed above partially offset by elimination of greater non-cash expenses including depreciation, amortization of debt costs, and amortization of stock-based executive compensation.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Balance Sheet

At September 30, 2025, notes payable (excluding unamortized loan costs) were $1,281.2 million, compared to $1,275.4 million at December 31, 2024. The increase was primarily due to additional borrowings on the Prospect House bridge loan refinancing in May and additional draws in September 2025 substantially offset by the debt retired in the sale of the 10 West 65th Street property in May 2025.

Dividend

The Company today declared a third quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on November 26, 2025, payable December 4, 2025.

Conference Call and Supplemental Material

The Company will host a conference call on November 13, 2025, at 5:00 PM Eastern Time to discuss the third quarter 2025 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 141233. A replay of the call will be available from November 13, 2025, following the call, through November 27, 2025, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 141233. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$559,419	$571,988
Building and improvements	836,324	736,420
Tenant improvements	3,386	3,366
Furniture, fixtures and equipment	13,643	13,897
Real estate under development	-	146,249
Total investment in real estate	1,412,772	1,471,920
Accumulated depreciation	(258,621)	(243,392)
Investment in real estate, net	1,154,151	1,228,528

Cash and cash equivalents	26,052	19,896
Restricted cash	30,593	18,156
Tenant and other receivables, net of allowance for doubtful accounts of $320 and $258, respectively	7,551	6,365
Deferred rent	2,002	2,108
Deferred costs and intangible assets, net	5,445	5,676
Prepaid expenses and other assets	12,172	6,236
TOTAL ASSETS	$1,237,966	$1,286,965

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $8,070 and $9,019, respectively	$1,273,088	$1,266,340
Accounts payable and accrued liabilities	14,008	18,731
Security deposits	9,439	9,067
Other liabilities	7,271	7,057
TOTAL LIABILITIES	1,303,806	1,301,195

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,146,546 shares issued and outstanding	160	160
Additional paid-in-capital	90,531	89,938
Accumulated deficit	(115,723)	(95,507)
Total stockholders' equity	(25,032)	(5,409)

Non-controlling interests	(40,808)	(8,821)
TOTAL EQUITY (DEFICIT)	(65,840)	(14,230)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$1,237,966	$1,286,965

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

REVENUES
Residential rental income	$29,773	$27,846	$88,017	$81,700
Commercial rental income	7,925	9,776	28,115	29,028
TOTAL REVENUES	37,698	37,622	116,132	110,728

OPERATING EXPENSES
Property operating expenses	9,215	8,482	28,887	26,098
Real estate taxes and insurance	7,894	7,562	23,039	22,137
General and administrative	3,697	3,370	11,341	10,380
Transaction pursuit costs	10	-	-	-
Depreciation and amortization	7,997	7,456	22,947	22,289
Impairment of Long-Lived Assets	-	-	33,780	-
TOTAL OPERATING EXPENSES	28,813	26,870	119,994	80,904

Litigation settlement and other	-	-	(26)	-

INCOME FROM OPERATIONS	8,885	10,752	(3,888)	29,824

Loss on disposal of long-lived assets	(172)	-	(857)	-
Interest expense, net	(13,320)	(11,840)	(36,321)	(35,320)

Net loss	(4,607)	(1,088)	(41,066)	(5,496)

Net loss attributable to non-controlling interests	2,856	676	25,451	3,414
Net loss attributable to common stockholders	$(1,751)	$(412)	$(15,615)	$(2,082)

Basic and diluted net loss per share	$(0.14)	$(0.05)	$(1.07)	$(0.20)

Weighted average common shares / OP units
Common shares outstanding	16,147	16,077	16,147	16,063
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,464	42,394	42,464	42,380

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
.	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,066)	$(5,496)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	22,871	22,211
Amortization of deferred financing costs	1,744	1,591
Amortization of deferred costs and intangible assets	437	440
Impairment of long-lived asset	33,780	-
Loss on disposal of fixed assets	857	-
Deferred rent	106	168
Stock-based compensation	3,298	1,987
Bad debt expense	49	24
Changes in operating assets and liabilities:
Tenant and other receivables	(1,235)	(1,160)
Prepaid expenses, other assets and deferred costs	(6,045)	315
Accounts payable and accrued liabilities	1,081	(247)
Security deposits	373	279
Other liabilities	214	1,225
Net cash provided by operating activities	16,464	21,337

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(30,511)	(57,097)
Proceeds from sale of real estate	43,489	-
Sale and purchase of interest rate caps, net	(97)	-
Net cash provided by investing activities	12,881	(57,097)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(163,639)	(1,483)
Proceeds from mortgage notes	169,438	50,300
Dividends and distributions	(13,842)	(13,188)
Loan issuance and extinguishment costs	(2,709)	-
Net cash used in financing activities	(10,752)	35,629

Net increase in cash and cash equivalents and restricted cash, including cash and cash equivelnats and restricted cash classified with assets held for sale	18,593	(131)
Cash and cash equivalents and restricted cash - beginning of period	38,052	36,225
Cash and cash equivalents and restricted cash - end of period	$56,645	$36,094

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$19,896	$22,163
Restricted cash	18,156	14,062
Total cash and cash equivalents and restricted cash - beginning of period	$38,052	$36,225

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$26,052	$18,622
Restricted cash	30,593	17,472
Total cash and cash equivalents and restricted cash - end of period	$56,645	$36,094

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $6,829 and $5,104 in 2025 and 2024, respectively	$35,675	$32,672
Non-cash interest capitalized to real estate under development	1,913	1,698
Additions to investment in real estate included in accounts payable and accrued liabilities	2,366	10,504

Clipper Realty Inc.
Reconciliation of Non-GAAP Measures
(In thousands, except per share data)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
FFO
Net loss	$(4,607)	$(1,088)	$(41,066)	$(5,496)
Real estate depreciation and amortization	7,997	7,456	22,947	22,289
FFO	$3,390	$6,368	$(18,119)	$16,793

AFFO
FFO	$3,390	$6,368	$(18,119)	$16,793
Amortization of real estate tax intangible	120	120	361	361
Straight-line rent adjustments	47	81	106	168
Amortization of debt origination costs	830	530	1,744	1,591
Amortization of LTIP awards	1,077	713	3,298	1,987
Transaction pursuit costs	10	-	-	-
Loss on impairment of Long-Lived Assets	-	-	33,780	-
Loss on disposal of long-lived assets	172	-	857	-
Litigation settlement and other	-	-	26	-
Recurring capital spending	(31)	(50)	(100)	(184)
AFFO	$5,615	$7,762	$21,953	$20,716
AFFO Per Share/Unit	$0.13	$0.18	$0.52	$0.49

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA
Net loss	$(4,607)	$(1,088)	$(41,066)	$(5,496)
Real estate depreciation and amortization	7,997	7,456	22,947	22,289
Amortization of real estate tax intangible	120	120	361	361
Straight-line rent adjustments	47	81	106	168
Amortization of LTIP awards	1,077	713	3,298	1,987
Interest expense, net	13,320	11,840	36,322	35,320
Transaction pursuit costs	10	-	-	-
Loss on impairment of long-lived assets	-	-	33,780	-
Loss on disposal of long-lived assets	172	-	857	-
Litigation settlement and other	-	-	26	-
Adjusted EBITDA	$18,136	$19,122	$56,631	$54,629

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NOI
Income from operations	$8,885	$10,752	$(3,888)	$29,824
Real estate depreciation and amortization	7,997	7,456	22,947	22,289
General and administrative expenses	3,697	3,370	11,341	10,380
Transaction pursuit costs	10	-	-	-
Amortization of real estate tax intangible	120	121	361	361
Straight-line rent adjustments	47	81	106	168
Loss on impairment of long-lived assets	-	-	33,780	-
Litigation settlement and other	-	-	26	-
NOI	$20,756	$21,780	$64,673	$63,022